UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 17, 2018 (April 12, 2018)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation and Appointment of Chief Financial Officer
On April 16, 2018, the Board of Directors (the "Board") of Och-Ziff Capital Management Group LLC (the "Company" or "Oz") appointed Thomas M. Sipp, CFA, to serve as the Company's Chief Financial Officer (the "CFO") and an executive managing director, effective no later than June 1, 2018 (such effective date, the "Effective Date") to succeed Alesia J. Haas, who submitted her resignation as the CFO on April 12, 2018. Ms. Haas will remain with the Company through June 1, 2018 to effect an orderly transition.
Mr. Sipp, 47, joins Oz from Magis Partners, where he served as Managing Partner for the venture firm focused on wealth management products. During the prior eight years, Mr. Sipp held several senior executive positions at Credit Suisse, including Chief Financial Officer and Chief Operating Officer for Credit Suisse's Asset Management division and Global Chief Operating Officer for Credit Suisse's $1 trillion Wealth & Asset Management division.
New CFO Partner Agreement
In connection with Mr. Sipp's appointment as CFO, he has entered into a term sheet (the "Term Sheet") with the Company providing that he will be admitted as a limited partner of each of OZ Management LP, OZ Advisors LP and OZ Advisors II LP, each a subsidiary of the Company (the "Och-Ziff Operating Group entities") as of the Effective Date. The initial term of Mr. Sipp's service arrangement with the Company will end on the third anniversary of the Effective Date (the "Term"). The Term Sheet provides that Mr. Sipp will receive annual base compensation of $500,000, payable in equal quarterly installments, and will be eligible to receive an annual discretionary incentive bonus (the "Annual Bonus") payable in respect of each year that will be based on performance relative to performance criteria established by the Compensation Committee of the Board (the "Compensation Committee") and the Company's Chief Executive Officer, subject to a minimum total annual compensation amount of $2 million inclusive of his annual base compensation and the Annual Bonus for such year. The amount of the Annual Bonus paid for each year of the Term shall be determined in the discretion of the Compensation Committee and the Company's Chief Executive Officer. Annual Bonuses may be paid in cash, deferred cash, equity or a combination thereof consistent with the treatment of other executive managing directors. Upon his start date, Mr. Sipp will be granted one Class D Common Unit in each Och-Ziff Operating Group entity, which are non-equity profits interests in the Och-Ziff Operating Group entities.
The Term Sheet also provides that Mr. Sipp will receive a one-time sign-on grant of 3 million Class A restricted share units ("RSUs") under the Company's 2013 Incentive Plan as soon as practicable following his start date. These RSUs will vest in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Sipp's continuous service with the Company through each vesting date. If Mr. Sipp's service is terminated by Oz without cause, he will be entitled to 50% of the remaining minimum annual compensation and unvested RSUs.
The Term Sheet provides that Mr. Sipp will be subject to the standard non-competition, non-solicitation and confidentiality restrictions that are generally consistent with those applicable to our other executive managing directors.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated April 17, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Robert Shafir
Robert Shafir
Chief Executive Officer and Director
April 17, 2018

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated April 17, 2018